Reznick Group

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS' REPORT

NORTH HILL FARMS LIMITED PARTNERSHIP
HUD PROJECT NO: 044-35036 SUP PHASE I AND
HUD PROJECT NO: 044-35048 SUP-LDC PHASE II

DECEMBER 31, 2005

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

December 31, 2005

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

December 31, 2005

MORTGAGOR'S CERTIFICATION

We hereby certify that we have examined the accompanying financial statements and supplemental data of North Hill Farms Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-35036-SUP Phase I and HUD Project No. 044-35048-SUP-LDC Phase II and, to the best of my/our knowledge and belief, the same are complete and accurate.

GENERAL PARTNERS

Signature of General Partner	Date
Signature of General Partner	Date

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

December 31, 2005

MANAGING AGENT'S CERTIFICATION

We hereby certify that we have examined the accompanying financial statements and supplemental data of North Hill Farms Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-35036 SUP Phase I and HUD Project No. 044-35048-SUP-LDC Phase II and, to the best of our knowledge and belief, the same are complete and accurate.

MANAGING AGENT

First Realty Management
Mrs. Kim Mathews, Controller

Representative

Ms. Kim Neubeck
Property Manager

Managing Agent Taxpayer
Identification Number:
38-3580997

Reznick Group

Reznick Group, P.C.
309 E. Morehead Street
Suite 100
Charlotte, NC 28202-2307

Tel: (704) 332-9100
Fax: (704) 332-6444
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT

To The Partners,
North Hill Farms Limited Partnership

We have audited the accompanying balance sheet of North Hill Farms Limited Partnership as of December 31, 2005, and the related statements of operations, partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Hill Farms Limited Partnership as of December 31, 2005, and the results of its operations, the changes in partners' equity (deficit) and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated February 17, 2006, on our consideration of North Hill Farms Limited Partnership's internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with Government Auditing Standards, we have also issued an opinion dated February 17, 2006, on North Hill Farms Limited Partnership's compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on pages 20 through 40 is presented for purposes of additional analysis and is not a required part of the basic financial statements of the Partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Reznick Group, P.C.

Charlotte, North Carolina
February 17, 2006

Taxpayer Identification Number:
52-1088612

Lead Auditor: Allan C. Kitchen

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

BALANCE SHEET

December 31, 2005

ASSETS

	Phase I	Phase II	Combined
CURRENT ASSETS			
Cash - operations	6,838	1,691	8,529
Cash - entity	2,418	11,206	13,624
Tenant accounts receivable	5,672	7,809	13,481
Accounts and notes receivable - operations	-	51	51
Miscellaneous prepaid expenses	7,199	53,730	60,929
Total current assets	22,127	74,487	96,614
DEPOSITS HELD IN TRUST - FUNDED			
Tenant deposits	33,788	57,412	91,200
RESTRICTED DEPOSITS AND FUNDED RESERVES			
Escrow deposits	6,960	52,464	59,424
Reserve for replacements	213,077	323,947	537,024
	220,037	376,411	596,448
FIXED ASSETS			
Land	203,125	321,875	525,000
Buildings	2,902,475	8,684,521	11,586,996
Furnishings	347,651	1,471,617	1,819,268
Maintenance equipment	1,466	10,458	11,924
Motor vehicles	6,869	11,206	18,075
	3,461,586	10,499,677	13,961,263
Less accumulated depreciation	(2,198,287)	(6,400,097)	(8,598,384)
	1,263,299	4,099,580	5,362,879
OTHER ASSETS			
Intangible assets, net of combined accumulated amortization of $52,745, $33,271 to Phase I and $19,474 to Phase II	11,217	16,805	28,022
Due to/from Phase I/II - Partnership	693,518	(693,518)	-
	704,735	(676,713)	28,022
	$ 2,243,986	$ 3,931,177	$ 6,175,163

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

BALANCE SHEET - CONTINUED

December 31, 2005

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

	Phase I	Phase II	Combined
CURRENT LIABILITIES			
Accounts payable - operations	82,593	185,846	268,439
Accrued wages payable	8,238	13,443	21,681
Accrued management fee payable	324	-	324
Accrued interest payable - mortgage	1,284	4,779	6,063
Accrued interest payable - note	3,238	5,283	8,521
Accrued property taxes payable	78,812	128,588	207,400
Notes payable, current maturities	42,202	68,855	111,057
Mortgage payable - first mortgage, current maturities	119,450	194,189	313,639
Prepaid revenue	5,940	9,161	15,101
Total current liabilities	342,081	610,144	952,225
DEPOSITS LIABILITY			
Tenant deposits held in trust (contra)	32,630	55,162	87,792
LONG-TERM LIABILITIES			
Notes payable, net of current maturities	375,167	612,115	987,282
Mortgage payable - first mortgage, net of current maturities	127,780	655,353	783,133
Accrued interest	753,129	1,334,102	2,087,231
	1,256,076	2,601,570	3,857,646
Total liabilities	1,630,787	3,266,876	4,897,663
PARTNERS' EQUITY (DEFICIT)	613,199	664,301	1,277,500
	$ 2,243,986	$ 3,931,177	$ 6,175,163

See notes to financial statements

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF OPERATIONS

Year ended December 31, 2005

	Phase I	Phase II	Combined
RENTAL REVENUE			
Rent revenue - gross potential	$ 480,342	$ 807,664	$ 1,288,006
Tenant assistance payments	458,687	716,527	1,175,214
Special claims revenue	5,134	2,915	8,049
Total rental revenue	944,163	1,527,106	2,471,269
VACANCIES			
Apartments	(31,477)	(43,853)	(75,330)
Total vacancies	(31,477)	(43,853)	(75,330)
Net rental revenue	912,686	1,483,253	2,395,939
FINANCIAL REVENUE			
Financial revenue - project operations	579	873	1,452
Revenue from investments - replacement reserve	6,338	4,823	11,161
Total financial revenue	6,917	5,696	12,613
OTHER REVENUE			
Laundry and vending	-	7,226	7,226
Tenant charges	5,852	9,492	15,344
Miscellaneous revenue	5,690	8,428	14,118
Total other revenue	11,542	25,146	36,688
Total revenue	931,145	1,514,095	2,445,240

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF OPERATIONS - CONTINUED

Year ended December 31, 2005

	Phase I	Phase II	Combined
ADMINISTRATIVE EXPENSES			
Advertising and marketing	532	868	1,400
Office salaries	45,986	69,279	115,265
Office expenses	15,855	23,822	39,677
Office or model apartment rent	4,326	-	4,326
Management fee	88,207	143,067	231,274
Legal expense - project	6,131	9,936	16,067
Auditing expense	3,594	5,864	9,458
Bad debts	10,308	18,472	28,780
Miscellaneous administrative expenses	11,426	20,655	32,081
Total administrative expenses	186,365	291,963	478,328
UTILITIES EXPENSE			
Fuel oil/coal	149,442	216,831	366,273
Electricity	95,668	146,337	242,005
Water	68,755	114,505	183,260
Total utilities expense	313,865	477,673	791,538
OPERATING AND MAINTENANCE EXPENSES			
Payroll	50,835	77,317	128,152
Supplies	5,003	7,784	12,787
Contracts	43,505	71,095	114,600
Operating and maintenance rent free unit	-	1,764	1,764
Garbage and trash removal	12,410	17,323	29,733
Security payroll/contract	424	692	1,116
Heating/cooling repairs and maintenance	5,219	7,911	13,130
Snow removal	3	5	8
Vehicle and maintenance equipment operation and repairs	2,100	3,427	5,527
Miscellaneous operating and maintenance expenses	1,367	866	2,233
Total operating and maintenance expenses	120,866	188,184	309,050

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF OPERATIONS - CONTINUED

Year ended December 31, 2005

	PHASE I	PHASE II	COMBINED
TAXES AND INSURANCE			
Real estate taxes	80,867	129,253	210,120
Payroll taxes	10,903	16,554	27,457
Property and liability insurance	42,495	70,299	112,794
Workmen's compensation	2,980	4,535	7,515
Health insurance and other employee benefits	12,240	17,632	29,872
Miscellaneous taxes, licenses, permits and insurance	328	3,805	4,133
Total taxes and insurance	149,813	242,078	391,891
FINANCIAL EXPENSES			
Interest on first mortgage payable	18,009	63,029	81,038
Interest on notes payable - long-term	39,680	64,764	104,444
Mortgage insurance premium/service charge	1,506	5,041	6,547
Total financial expenses	59,195	132,834	192,029
Total cost of operations before depreciation and amortization	830,104	1,332,732	2,162,836
Income (loss) before depreciation and amortization	101,041	181,363	282,404
DEPRECIATION AND AMORTIZATION			
Depreciation expense	149,843	245,907	395,750
Amortization expense	3,690	6,024	9,714
Total depreciation and amortization	153,533	251,931	405,464
Total expenses	983,637	1,584,663	2,568,300
Net income (loss)	$ (52,492)	$ (70,568)	$ (123,060)

See notes to financial statements

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF PARTNERS' EQUITY (DEFICIT)

Year ended December 31, 2005

Phase I	General partners	Limited partner	Total
Partners' equity (deficit) December 31, 2004	$ (42,936)	$ 708,627	$ 665,691
Net income (loss)	(525)	(51,967)	(52,492)
Partners' equity (deficit) December 31, 2005	$ (43,461)	$ 656,660	$ 613,199

Phase II	General partners	Limited partner	Total
Partners' equity (deficit) December 31, 2004	$ (1,514)	$ 736,383	$ 734,869
Net income (loss)	(706)	(69,862)	(70,568)
Partners' equity (deficit) December 31, 2005	$ (2,220)	$ 666,521	$ 664,301

Combined	General partners	Limited partner	Total
Partners' equity (deficit) December 31, 2004	$ (44,450)	$ 1,445,010	$ 1,400,560
Net income (loss)	(1,231)	(121,829)	(123,060)
Partners' equity (deficit) December 31, 2005	$ (45,681)	$ 1,323,181	$ 1,277,500

See notes to financial statements

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF CASH FLOWS

Year ended December 31, 2005

	Phase I	Phase II	Combined
Cash flows from operating activities			
Rental receipts	$ 897,279	$ 1,469,361	$ 2,366,640
Interest receipts	6,917	5,696	12,613
Other operating receipts	11,542	25,146	36,688
Total receipts	915,738	1,500,203	2,415,941
Administrative expenses paid	(45,067)	(104,256)	(149,323)
Management fees paid	(87,986)	(143,234)	(231,220)
Utilities paid	(266,758)	(388,115)	(654,873)
Salaries and wages paid	(37,748)	(69,163)	(106,911)
Operating and maintenance paid	(90,167)	(152,453)	(242,620)
Real estate taxes paid	(26,514)	(41,467)	(67,981)
Property insurance paid	(42,114)	(64,619)	(106,733)
Miscellaneous taxes and insurance paid	(25,831)	(41,516)	(67,347)
Net tenant security deposits received (paid)	1,408	11	1,419
Other operating expenses paid	-	47,823	47,823
Interest paid on first mortgage	(18,522)	(64,050)	(82,572)
Interest paid on notes	(39,978)	(65,226)	(105,204)
Mortgage insurance premium paid	(1,506)	(5,042)	(6,548)
Total disbursements	(680,783)	(1,091,307)	(1,772,090)
Net cash provided by (used in) operating activities	234,955	408,896	643,851
Cash flows from investing activities			
Net deposits to (withdrawals from) mortgage escrows	8,349	(13,070)	(4,721)
Net deposits to reserve for replacements	(52,802)	(82,019)	(134,821)
Net purchases of fixed assets	(106,133)	(64,153)	(170,286)
Other investing activities			
Intercompany transactions	36,261	(36,261)	-
Net cash provided by (used in) investing activities	(114,325)	(195,503)	(309,828)

(Continued)

North Hill Farms Limited Partnership

STATEMENT OF CASH FLOWS - CONTINUED

Year ended December 31, 2005

	Phase I	Phase II	Combined
Cash flows from financing activities			
Mortgage principal payments - first mortgage	(112,511)	(181,548)	(294,059)
Principal payment on notes and loans payable	(37,883)	(61,810)	(99,693)
Net cash provided by (used in) financing activities	(150,394)	(243,358)	(393,752)
NET INCREASE (DECREASE) IN CASH	(29,764)	(29,965)	(59,729)
Cash, beginning	39,020	42,862	81,882
Cash, end	$ 9,256	$ 12,897	$ 22,153
Reconciliation of net income (loss) to net cash provided by (used in) operating activities			
Net income (loss)	$ (52,492)	$ (70,568)	$ (123,060)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities			
Depreciation	149,843	245,907	395,750
Amortization	3,690	6,024	9,714
Changes in asset and liability accounts			
(Increase) decrease in assets			
Tenant accounts receivable	(92)	4,431	4,339
Accounts receivable - other	-	(51)	(51)
Miscellaneous prepaid expenses	381	5,680	6,061
Tenant security deposits funded	(486)	(815)	(1,301)
Accounts payable	70,897	131,010	201,907
Accrued liabilities	62,812	87,735	150,547
Accrued interest payable	(811)	(1,483)	(2,294)
Tenant security deposits held in trust	1,894	826	2,720
Prepaid revenue	(681)	200	(481)
Total adjustments	287,447	479,464	766,911
Net cash provided by (used in) operating activities	$ 234,955	$ 408,896	$ 643,851

See notes to financial statements

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Partnership was formed as a limited partnership under the laws of the State of Michigan on October 5, 1988, for the purpose of acquiring, rehabilitating, and operating a low-income residential housing project under Section 221(d)(3) of the National Housing Act. Such projects are regulated by the Department of Housing and Urban Development (HUD) as to rent charges and operating methods. The project consists of two phases with a total of 525 units (200 units for Phase 1 and 325 units for Phase II), located in Pontiac, Michigan, and is currently operating under the name North Hill Farms Apartments.

Under the terms of the Regulatory Agreement executed in connection with obtaining the mortgage loan, HUD regulates rental rates and distributions to partners.

Operations of the Partnership are limited to the rental of apartment units owned by the Partnership.

Basis of Presentation

The accompanying financial statements reflect the individual activity of the two distinct project phases included in the North Hill Farms Limited Partnership along with the combined presentation.

Rental Income

The Partnership records apartment rentals at gross potential rent as prescribed by HUD. Rental value of vacancies is stated separately to present net rental income on the accrual basis. One hundred percent of the units are designated for occupancy by eligible low-income tenants. Approximately eighty-five percent of the units are designated for occupancy by tenants under Section 8 Housing Assistance Payment Contract. These tenants contribute a portion of the contract rent based on formulas prescribed by HUD.

Allowance for Collection Loss

The Partnership considers accounts receivable to be fully collectible; accordingly, no allowance for potential collection loss is required. If amounts become uncollectible, they are charged to operations when that determination is made.

Deposits - Funded

The funds held by the mortgage company represent mortgage escrows, including real estate taxes, mortgage insurance and hazard insurance, and replacement reserves to offset specific expenses and to replace structural elements and equipment. The balances in the replacement reserves and mortgage escrows at December 31, 2005 were $537,024 ($213,077 for Phase I and $323,947 for Phase II) and $59,424 ($6,960 for Phase I and $52,464 for Phase II), respectively. Future monthly commitments for the funding of these escrow accounts approximate $22,142 ($5,410 for Phase I and $16,732 for Phase II).

Fixed Assets

Land, buildings, equipment, furniture and furnishings, and vehicles are recorded at cost. Accelerated methods of depreciation are used to depreciate fixed assets over the useful lives of the assets, which range from 5 to 30 years. Maintenance, repairs, and renewals that do not involve any substantial betterments are charged to expense as incurred.

Intangible Assets and Amortization

Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

Amortization expense for the year ended December 31, 2005 totaled $9,714 and $3,690 for Phase I and $6,024 for Phase II, for mortgage costs.

Income Taxes

No income tax provision has been included in the financial statements since taxable income or loss of the Partnership passes through to, and is reportable by, the members individually.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expensed during the reporting period. Actual results could differ from those estimates.

Property Taxes

The Partnership participates in a tax abatement program providing for payment in lieu of property taxes. The payments are computed as 4 percent of rental income less utilities expense based on the previous year's related income and utilities expense. Beginning in 2006, the payment in lieu of taxes will be a flat amount of $207,400.

Allocation of Profits and Losses

Profits or losses from operations of the Partnership or sale or disposition of Partnership assets are allocated 1 percent to the General Partners and 99 percent to the Limited Partner.

Distributions of Cash Flows

Distributions of cash flows from operations are allocated to the Partners in proportion to their respective Partnership interests.

Cash distributions are limited by agreements between the Partnership and HUD to $35,421 per year ($13,055 for Phase I and $22,366 for Phase II) to the extent of surplus cash as defined by HUD. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide surplus cash in excess of current requirements. Undistributed amounts at December 31, 2005 are $758,362 ($303,049 for Phase I and $455,313 for Phase II).

NOTE 2 - ACQUISITION NOTES PAYABLE

The Limited Partner acquired its Partnership interest from the principals of the General Partners of January 19, 1990, and executed two promissory notes evidencing additional acquisition price to the sellers in the amount of $1,900,000. These notes were subsequently assumed by the Partnership and are due, with interest, no later than January 19, 2020. Of the total amount, $722,000 and $1,178,000 were allocated to Phase I and Phase II, respectively.

Surplus cash is to be used to retire these notes after payment of developer fees and a General Partners distribution of 1 percent of surplus cash. Cumulative payments of $1,900,000 have been made on these notes through December 31, 2004, leaving outstanding balances payable of $0 in Phase I and in Phase II.

The notes bear interest at 13 percent per annum, which is non-compounding. Interest will be repaid from surplus cash after the repayment of principal. Total accrued interest under the notes payable as of December 31, 2005 is $2,087,231 ($753,129 for Phase I and $1,334,102 for Phase II).

NOTE 3 - MORTGAGE PAYABLE

Phase I

The mortgage note payable bears interest at a rate of 6 percent per year. All land, buildings, and equipment are pledged as collateral for the note. Terms of the note require monthly payment of principal and interest equaling $10,933 per month through December 2007. The Partners are not personally liable for payment of the note in the event of default by the Partnership.

Phase II

The mortgage note payable bears interest at a rate of 6.75 percent per year. All land, buildings, and equipment are pledged as collateral for the note. The terms of the note require monthly payments of principal and interest equaling $20,467 per month though November 2009. The Partners are not personally liable for payment of the note in the event of default by the Partnership.

Principal payments due for the next five years and to maturity are as follows:

Years Ending	Phase I	Phase II	Combined
2006	$119,450	$194,189	$ 313,639
2007	127,780	207,722	335,502
2008	-	222,185	222,185
2009	-	225,446	225,446
2010	-	-	-
Total	$247,230	$849,542	$1,096,772

NOTE 4 - NOTE PAYABLE

A note payable in the original amount of $1,500,000 is payable in monthly installments of $17,075 including interest at a rate of 9.0 percent with a balloon payment due at maturity. The note is collateralized by the real estate and guaranteed by certain principals of the General Partners. The note matures in 2007.

Principal payments due under the note payable for the next three years are as follows:

Years Ending	Phase I	Phase II	Combined
2006	$ 42,202	$ 68,855	$ 111,057
2007	375,167	612,115	985,005
	$417,369	$680,970	$1,096,062

NOTE 5 - RELATED PARTY TRANSACTIONS

Services Provided by Affiliates

The Partnership incurred services from APG of $289,614 ($110,053 for Phase I and $179,561 for Phase II) for payroll services, and $14,159 ($5,381 for Phase I and $8,778 for Phase II) for credit reports, and from First Realty Management of $380 ($144 for Phase I and $236 for Phase II) for miscellaneous services. The Partnership also received services from Apache Carpet and Floor Covering of $527 for Phase II for carpet replacement. The shareholders of one of the General Partners have an interest in these entities.

Management Fees

The Partnership has contracted with a management agent, First Realty Management, for conducting the rental operations of the Partnership. The management agent is an affiliate of the General Partner. Under the management agreement, management fees are calculated at 10.4 percent of collected rent income. Management fees expense for the year ended December 31, 2005 totaled $231,274, $88,207 for Phase I and $143,067 for Phase II. As of December 31, 2005, of this amount, $324 was owed in Phase I and $52 was overpaid by Phase II.

NOTE 6 - HOUSING ASSISTANCE PAYMENT CONTRACT

The Partnership has contracted with HUD to provide housing assistance payments on behalf of eligible families. The Renewal Contract, as determined by HUD shall run for a period of five years ending September 1, 2009.

NOTE 7 - REGULATORY AGREEMENT

A Regulatory Agreement with HUD was signed in connection with the mortgage note.

NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is North Hill Farms Apartments. The Partnership's operations are concentrated in the multi-family real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules, and regulations of federal, state, and local regulatory agencies, including, but not limited to HUD. Such administrative directives, rules, and regulations are subject to change by an Act of Congress or an administrative change mandated by HUD. Such changes may occur with little notice or inadequate funding to pay for the related cost, including additional administrative burden, to comply with a change.

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION

SUPPORTING DATA REQUIRED BY HUD

BALANCE SHEET DATA

December 31, 2005

ASSETS

Account No.		Phase I	Phase II	Combined
	CURRENT ASSETS			
1120	Cash - operations	$ 6,838	$ 1,691	$ 8,529
1125	Cash - entity	2,418	11,206	13,624
1130	Tenant accounts receivable	5,672	7,809	13,481
1140	Accounts and notes receivable - operations	-	51	51
1200	Miscellaneous prepaid expenses	7,199	53,730	60,929
1100T	Total current assets	22,127	74,487	96,614
	DEPOSITS HELD IN TRUST - FUNDED			
1191	Tenant deposits	33,788	57,412	91,200
	RESTRICTED DEPOSITS AND FUNDED RESERVES			
1310	Escrow deposits	6,960	52,464	59,424
1320	Reserve for replacements	213,077	323,947	537,024
1300T	Total deposits	220,037	376,411	596,448
	RENTAL PROPERTY			
1410	Land	203,125	321,875	525,000
1420	Buildings	2,902,475	8,684,521	11,586,996
1460	Furnishings	347,651	1,471,617	1,819,268
1470	Maintenance equipment	1,466	10,458	11,924
1480	Motor vehicles	6,869	11,206	18,075
1400T	Total fixed assets	3,461,586	10,499,677	13,961,263
1495	Less accumulated depreciation	(2,198,287)	(6,400,097)	(8,598,384)
1400N	Net fixed assets	1,263,299	4,099,580	5,362,879
	OTHER ASSETS			
1520	Intangible assets, net of combined accumulated amortization of $52,745, $33,271 for Phase I and $19,474 for Phase II	11,217	16,805	28,022
1590	Due to/from Phase I/II - Partnership	693,518	(693,518)	-
1500T	Total other assets	704,735	(676,713)	28,022
1000T	Total assets	$ 2,243,986	$ 3,931,177	$ 6,175,163

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

BALANCE SHEET DATA - CONTINUED

December 31, 2005

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Account No.		Phase I	Phase II	Combined
CURRENT LIABILITIES				
2110	Accounts payable - operations	$ 82,593	$ 185,846	$ 268,439
2120	Accrued wages payable	8,238	13,443	21,681
2123	Accrued management fee payable	324	-	324
2131	Accrued interest payable - first mortgage	1,284	4,779	6,063
2134	Accrued interest payable - other loans/notes	3,238	5,283	8,521
2150	Accrued property taxes payable	78,812	128,588	207,400
2160	Notes payable, current maturities	42,202	68,855	111,057
2170	Mortgage payable - first mortgage, current maturities	119,450	194,189	313,639
2210	Prepaid revenue	5,940	9,161	15,101
2122T	Total current liabilities	342,081	610,144	952,225
DEPOSITS LIABILITY				
2191	Tenant deposits held in trust (contra)	32,630	55,162	87,792
LONG-TERM LIABILITIES				
2310	Notes payable, net of	375,167	612,115	987,282
2320	Mortgage payable - first mortgage, net of current maturities	127,780	655,353	783,133
2390	Accrued interest	753,129	1,334,102	2,087,231
2300T	Total long-term liabilities	1,256,076	2,601,570	3,857,646
2000T	Total liabilities	1,630,787	3,266,876	4,897,663
3130	PARTNERS' EQUITY (DEFICIT)	613,199	664,301	1,277,500
2033T	Total liabilities and partners' equity (deficit)	$ 2,243,986	$ 3,931,177	$ 6,175,163

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF OPERATIONS DATA

Year ended December 31, 2005

Account No.		Phase I	Phase II	Combined
RENTAL REVENUE				
5120	Rent revenue - gross potential	$ 480,342	$ 807,664	$ 1,288,006
5121	Tenant assistance payments	458,687	716,527	1,175,214
5193	Special claims revenue	5,134	2,915	8,049
5100T	Total rental revenue	944,163	1,527,106	2,471,269
VACANCIES				
5220	Apartments	(31,477)	(43,853)	(75,330)
5200T	Total vacancies	(31,477)	(43,853)	(75,330)
5152N	Net rental revenue	912,686	1,483,253	2,395,939
FINANCIAL REVENUE				
5410	Financial revenue - project operations	579	873	1,452
5440	Revenue from investments - replacement reserve	6,338	4,823	11,161
5400T	Total financial revenue	6,917	5,696	12,613
OTHER REVENUE				
5910	Laundry and vending	-	7,226	7,226
5920	Tenant charges	5,852	9,492	15,344
5990	Miscellaneous revenue	5,690	8,428	14,118
5900T	Total other revenue	11,542	25,146	36,688
5000T	Total revenue	931,145	1,514,095	2,445,240

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2005

Account No.		Phase I	Phase II	Combined
ADMINISTRATIVE EXPENSES				
6210	Advertising and marketing	532	868	1,400
6310	Office salaries	45,986	69,279	115,265
6311	Office expenses	15,855	23,822	39,677
6312	Office or model apartment rent	4,326	-	4,326
6320	Management fee	88,207	143,067	231,274
6340	Legal expense - project	6,131	9,936	16,067
6350	Auditing expense	3,594	5,864	9,458
6370	Bad debts	10,308	18,472	28,780
6390	Miscellaneous administrative expenses	11,426	20,655	32,081
6263T	Total administrative expenses	186,365	291,963	478,328
UTILITIES EXPENSE				
6420	Fuel oil/coal	149,442	216,831	366,273
6450	Electricity	95,668	146,337	242,005
6451	Water	68,755	114,505	183,260
6400T	Total utilities expense	313,865	477,673	791,538
OPERATING AND MAINTENANCE EXPENSES				
6510	Payroll	50,835	77,317	128,152
6515	Supplies	5,003	7,784	12,787
6520	Contracts	43,505	71,095	114,600
6521	Operating and maintenance rent free unit	-	1,764	1,764
6525	Garbage and trash removal	12,410	17,323	29,733
6530	Security payroll/contract	424	692	1,116
6546	Heating/cooling repairs and maintenance	5,219	7,911	13,130
6548	Snow removal	3	5	8
6570	Vehicle and maintenance equipment operation and repairs	2,100	3,427	5,527
6590	Miscellaneous operating and maintenance expenses	1,367	866	2,233
6500T	Total operating and maintenance expenses	120,866	188,184	309,050

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2005

Account No.		Phase I	Phase II	Combined
TAXES AND INSURANCE				
6710	Real estate taxes	80,867	129,253	210,120
6711	Payroll taxes	10,903	16,554	27,457
6720	Property and liability insurance	42,495	70,299	112,794
6722	Workmen's compensation	2,980	4,535	7,515
6723	Health insurance and other employee benefits	12,240	17,632	29,872
6790	Miscellaneous taxes, licenses, permits and insurance	328	3,805	4,133
6700T	Total taxes and insurance	149,813	242,078	391,891
FINANCIAL EXPENSES				
6820	Interest on first mortgage payable	18,009	63,029	81,038
6830	Interest on notes payable - long-term	39,680	64,764	104,444
6850	Mortgage insurance premium/service charge	1,506	5,041	6,547
6800T	Total financial expenses	59,195	132,834	192,029
	before depreciation and amortization	830,104	1,332,732	2,162,836
5060T	Income (loss) before depreciation and amortization	101,041	181,363	282,404

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2005

Account No.		Phase I	Phase II	Combined
DEPRECIATION AND AMORTIZATION				
6600	Depreciation expense	149,843	245,907	395,750
6610	Amortization expense	3,690	6,024	9,714
	Total depreciation and amortization	153,533	251,931	405,464
5060N	Operating income (loss)	(52,492)	(70,568)	(123,060)
	Total expenses	983,637	1,584,663	2,568,300
3250	Net income (loss)	$ (52,492)	$ (70,568)	$ (123,060)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2005

Account No.		Phase I	Phase II	Combined
S1000-010	Total first mortgage principal payments required during the audit year (12 monthly payments). Applies to all direct loans and HUD-held and fully-insured mortgages.	$ 112,511	$ 181,548	$ 294,059
S1000-020	Total of 12 monthly deposits in the audit year made to the replacement reserve account, as required by the regulatory agreement, even if payments are temporarily suspended or reduced.	$ 46,464	$ 77,196	$ 123,660
S1000-030	Replacement reserve and residual receipts reserve releases which are included as expense items on the statement of operations.	$ -	$ -	$ -
S1000-040	Project improvement reserve releases under the flexible subsidy program which are included as expense items on the statement of operations.	$ -	$ -	$ -
S3100-120	Mortgage payable note detail (Section 236 only) Interest reduction payments from subsidy.	$ -	$ -	$ -

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF PARTNERS' EQUITY (DEFICIT) DATA

Year ended December 31, 2005

Account No.	COMBINED	General partners	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2004	$ (44,450)	$ 1,445,010	$ 1,400,560
3250	Net income (loss)	(1,231)	(121,829)	(123,060)
3130	Partners' equity (deficit) December 31, 2005	$ (45,681)	$ 1,323,181	$ 1,277,500

Account No.	PHASE I	General partners	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2004	$ (42,936)	$ 708,627	$ 665,691
3250	Net income (loss)	(525)	(51,967)	(52,492)
3130	Partners' equity (deficit) December 31, 2005	$ (43,461)	$ 656,660	$ 613,199

Account No.	PHASE II	General partners	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2004	$ (1,514)	$ 736,383	$ 734,869
3250	Net Income (loss)	(1,231)	(121,829)	(70,568)
3130	Partners' equity (deficit) December 31, 2004	$ (2,745)	$ 614,554	$ 664,301

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF CASH FLOWS DATA

Year ended December 31, 2005

Account No.	Cash flows from operating activities	Phase I	Phase II	Combined
S1200-010	Rental receipts	$ 897,279	$ 1,469,361	$ 2,366,640
S1200-020	Interest receipts	6,917	5,696	12,613
S1200-030	Other operating receipts	11,542	25,146	36,688
S1200-040	Total receipts	915,738	1,500,203	2,415,941
S1200-050	Administrative expenses paid	(45,067)	(104,256)	(149,323)
S1200-070	Management fees paid	(87,986)	(143,234)	(231,220)
S1200-090	Utilities paid	(266,758)	(388,115)	(654,873)
S1200-100	Salaries and wages paid	(37,748)	(69,163)	(106,911)
S1200-110	Operating and maintenance paid	(90,167)	(152,453)	(242,620)
S1200-120	Real estate taxes paid	(26,514)	(41,467)	(67,981)
S1200-140	Property insurance paid	(42,114)	(64,619)	(106,733)
S1200-150	Miscellaneous taxes and insurance paid	(25,831)	(41,516)	(67,347)
S1200-160	Net tenant security deposits	1,408	11	1,419
S1200-170	Other operating expenses paid received (paid)	-	47,823	47,823
S1200-180	Interest paid on first mortgage	(18,522)	(64,050)	(82,572)
S1200-190	Interest paid on notes	(39,978)	(65,226)	(105,204)
S1200-210	Mortgage insurance premium paid	(1,506)	(5,041)	(6,547)
S1200-230	Total disbursements	(680,783)	(1,091,306)	(1,772,089)
S1200-240	Net cash provided by (used in) operating activities	234,955	408,897	643,852

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF CASH FLOWS DATA

Year ended December 31, 2005

	Cash flows from investing activities	Phase I	Phase II	Combined
S1200-245	Net deposits to (withdrawals from) mortgage escrows	8,349	(13,070)	(4,721)
S1200-250	Net deposits to reserve for replacements	(52,802)	(82,019)	(134,821)
S1200-330	Net purchases of fixed assets	(106,133)	(64,153)	(170,286)
S1200-340	Other investing activities			
S1200-341	Intercompany transactions	36,261	(36,261)	-
S1200-350	Net cash provided by (used in) investing activities	(114,325)	(195,503)	(309,828)
	Cash flows from financing activities			
S1200-360	Mortgage principal payments - first mortgage	(112,511)	(181,548)	(294,059)
S1200-370	Principal payments on notes and loans payable	(37,883)	(61,810)	(99,693)
S1200-460	Net cash provided by (used in) financing activities	(150,394)	(243,358)	(393,752)
S1200-470	NET INCREASE (DECREASE) IN CASH	(29,764)	(29,964)	(59,728)
S1200-480	Cash, beginning	39,020	42,862	81,882
S1200T	Cash, end	$ 9,256	$ 12,898	$ 22,154

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

STATEMENT OF CASH FLOWS DATA - CONTINUED

Year ended December 31, 2005

Account No.		Phase I	Phase II	Combined
	Reconciliation of net income (loss) to net cash provided by (used in) operating activities			
3250	Net income (loss)	$ (52,492)	$ (70,568)	$ (123,060)
	Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities			
6600	Depreciation	149,843	245,907	395,750
6610	Amortization	3,690	6,024	9,714
	Changes in asset and liability accounts (Increase) decrease in assets			
S1200-490	Tenant accounts receivable	(92)	4,431	4,339
S1200-500	Accounts receivable - other	-	(51)	(51)
S1200-520	Miscellaneous prepaid expenses	381	5,680	6,061
S1200-530	Tenant security deposits funded	(486)	(815)	(1,301)
	Increase (decrease) in liabilities			
S1200-540	Accounts payable	70,897	131,010	201,907
S1200-560	Accrued liabilities	62,812	87,735	150,547
S1200-570	Accrued interest payable	(811)	(1,483)	(2,294)
S1200-580	Tenant security deposits held in trust	1,894	826	2,720
S1200-590	Prepaid revenue	(681)	200	(481)
	Total adjustments	287,447	479,464	766,911
S1200-610	Net cash provided by (used in) operating activities	$ 234,955	$ 408,896	$ 643,851

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

RESERVE FOR REPLACEMENTS	Phase I	Phase II	Combined
Balance at December 31, 2004	$ 160,275	$ 241,928	$ 402,203
Total monthly deposits	46,464	77,196	121,492
Interest income	6,338	4,823	13,329
Balance at December 31, 2005	$ 213,077	$ 323,947	$ 537,024

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

COMPUTATION OF SURPLUS CASH, DISTRIBUTIONS AND RESIDUAL RECEIPTS

Part A - Compute Surplus Cash	Phase I	Phase II	Combined
Cash *(Accounts 1120, 1170 and 1191)*	$ 40,626	$ 59,103	$ 99,729
Accounts receivable - HUD	-	-	-
Other *(describe in detail)*			
Replacement Reserve reimbursements receivable from HUD	89,640	10,577	100,217
Total cash	130,266	69,680	199,946
Accrued mortgage interest payable	1,284	4,779	6,063
Delinquent mortgage principal payments	-	-	-
Delinquent deposits to reserve for replacements	-	-	-
Accounts payable *(due within 30 days)*	82,593	185,846	268,439
Loans and notes payable *(due within 30 days)*	-	-	-
Deficient tax, insurance or MIP escrow deposits	-	-	-
Accrued expenses *(not escrowed)*	8,562	13,443	22,005
Prepaid revenue *(Account 2210)*	5,940	9,161	15,101
Tenant security deposits liability *(Account 2191)*	32,630	55,162	87,792
Less total current obligations	131,009	268,391	399,400
Surplus cash (deficiency)	$ (743)	$ (198,711)	$ (199,454)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

CHANGES IN FIXED ASSET ACCOUNTS - PHASE I

	Assets			
	Balance 12/31/04	Additions	Deletions	Balance 12/31/05
Land	$ 203,125	$ -	$ -	$ 203,125
Buildings	2,798,796	103,679	-	2,902,475
Furniture for project/tenant use	345,197	2,454	-	347,651
Maintenance equipment	1,466	-	-	1,466
Motor vehicles	6,869	-	-	6,869
	$ 3,355,453	$ 106,133	$ -	$ 3,461,586
Accumulated depreciation	$ 2,048,444	$ 149,843	$ -	$ 2,198,287
Total net book value				$ 1,263,299

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

CHANGES IN FIXED ASSET ACCOUNTS - PHASE II

	Assets			
	Balance 12/31/04	Additions	Deletions	Balance 12/31/05
Land	$ 321,875	$ -	$ -	$ 321,875
Buildings	8,631,512	53,009	-	8,684,521
Furniture for project/tenant use	1,462,487	9,130	-	1,471,617
Maintenance equipment	8,444	2,014	-	10,458
Motor vehicles	11,206	-	-	11,206
	$ 10,435,524	$ 64,153	$ -	$ 10,499,677
Accumulated depreciation	$ 6,154,190	$ 245,907	$ -	$ 6,400,097
Total net book value				$ 4,099,580

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

CHANGES IN FIXED ASSET ACCOUNTS - COMBINED

	Assets			
	Balance 12/31/04	Additions	Deletions	Balance 12/31/05
Land	$ 525,000	$ -	$ -	$ 525,000
Buildings	11,430,308	156,688	-	11,586,996
Furniture for project/tenant use	1,807,684	11,584	-	1,819,268
Maintenance equipment	9,910	2,014	-	11,924
Motor vehicles	18,075	-	-	18,075
	$ 13,790,977	$ 170,286	$ -	$ 13,961,263
Accumulated depreciation	$ 8,202,634	$ 395,750	$ -	$ 8,598,384
Total net book value				$ 5,362,879

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

Fixed Asset Detail - Phase I

Additions to Buildings Account

Item and quantity		Amount
Roof	$	81,640
Smoke alarms		6,600
Water heaters		5,225
Interior repairs		4,023
Boiler		1,390
Doors and window repairs		801
Concrete repairs		4,000
	$	103,679

Additions to Furniture for Project/Tenant Use Account

Item and quantity		Amount
6 refigerators	$	2,454
	$	2,454

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

Fixed Asset Detail - Phase II

Additions to Buildings Account

Item and quantity		Amount
Carpet and tile	$	1,592
Water heaters		6,593
Boilers and pumps		14,002
Doors and window glass		2,740
Fire unit		4,000
Interior repairs		2,482
Roof		17,600
Concrete repairs		4,000
	$	53,009

Additions to Furniture for Project/Tenant Use Account

Item and quantity		Amount
Stove	$	1,581
Refrigerators		6,915
Ranges		634
	$	9,130

Additions to Maintenance Equipment Account

Item and quantity		Amount
Snow Blower	$	2,014
	$	2,014

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

DETAIL OF ACCOUNTS - BALANCE SHEET		
212100 Due to/from Phase I	$	(693,518)
212100 Due to/from Phase II	$	693,518
	$	-

MISCELLANEOUS LONG-TERM LIABILITIES (ACCOUNT NO. 2390)		
241000 Interest payable	$	(2,087,231)
	$	(2,087,231)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

SUPPORTING DATA REQUIRED BY HUD

Year ended December 31, 2005

	PHASE I	PHASE II	COMBINED
MISCELLANEOUS OTHER REVENUE (ACCOUNT NO. 5990)			
Miscellaneous income	$ 842	$ 2,601	$ 3,443
Resale conditioning	4,848	5,827	10,675
	$ 5,690	$ 8,428	$ 14,118

Reznick Group

Reznick Group, P.C.
309 E. Morehead Street
Suite 100
Charlotte, NC 28202-2307

Tel: (704) 332-9100
Fax: (704) 332-6444
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL

To the Partners,
North Hill Farms Limited Partnership

We have audited the financial statements of North Hill Farms Limited Partnership, as of and for the year ended December 31, 2005, and have issued our report thereon dated February 17, 2006. We have also audited North Hill Farms Limited Partnership's compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated February 17, 2006.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether North Hill Farms Limited Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of the Partnership is responsible for establishing and maintaining effective internal control. In planning and performing our audit of the financial statements, we considered the company's internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a major HUD-assisted program in order to determine our audit procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide an opinion on internal control over financial reporting and the internal control over compliance.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses. A material weakness is a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud that would be material in relation to the financial statements or that noncompliance with applicable requirements of laws and regulations that would be material in relation to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Charlotte, North Carolina
February 17, 2006

Reznick Group

Reznick Group, P.C.
309 E. Morehead Street
Suite 100
Charlotte, NC 28202-2307

Tel: (704) 332-9100
Fax: (704) 332-6444
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

To the Partners,
North Hill Farms Limited Partnership

We have audited North Hill Farms Limited Partnership's compliance with the specific program requirements governing federal financial reports; mortgage status; replacement reserve; distributions to owners, management functions; unauthorized change of ownership/acquisition of liabilities; unauthorized loans of project funds; unauthorized transfer of beneficial interest; and electronic submission verification that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005. Compliance with those requirements is the responsibility of the company's management. Our responsibility is to express an opinion on the Partnership's compliance based on our audit.

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about North Hill Farms Limited Partnership's compliance with those requirements and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the Partnership's compliance with those requirements.

In our opinion, North Hill Farms Limited Partnership complied, in all material respects, with the specific program requirements referred to above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005.

This report is intended solely for the information and use of management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Charlotte, North Carolina
February 17, 2006

Reznick Group

Reznick Group, P.C.
309 E. Morehead Street
Suite 100
Charlotte, NC 28202-2307

Tel: (704) 332-9100
Fax: (704) 332-6444
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To the Partners,
North Hill Farms Limited Partnership

We have applied procedures to test North Hill Farms Limited Partnership's compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2005.

Our procedures were limited to the applicable compliance requirement described by the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on North Hill Farms Limited Partnership's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Charlotte, North Carolina
February 17, 2006